UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011

EAGLECREST RESOURCES. INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34212	26-2626737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Basa Compound, Zapate, Las Pinas City, Metro Manila, Philippines
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (702) 973-1583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Letter of Intent

On October 24, 2011, Eaglecrest Resources, Inc., a Nevada corporation (the “Company”), entered into a binding letter of intent with OryonTechnologies, LLC, a Texas limited liability company (“Oryon”) (the “LOI”), in connection with a proposed reverse acquisition transaction (the “Merger”) between the Company and Oryon whereby Oryon will merge into a wholly-owned subsidiary of the Company in exchange for the issuance to the members of Oryon (“Oryon Members”) of approximately 16,462,120 shares of Company common stock, assuming none of the Series C Notes (as defined below) are converted (the “Shares”). Oryon is a technology company with certain valuable products and intellectual property rights related to a three-dimensional, elastomeric, membranous, flexible electroluminescent lamp.

In accordance with the terms of the LOI, the terms and conditions of the Merger shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties and entered into on or before thirty (30) days from the execution of the LOI.  The closing of the Merger (the “Closing”) shall occur on or before thirty (30) days form the date on which Oryon completes an audit of its financial statements as required to be filed by the Company upon the Closing in accordance with U.S. securities laws, and approval by the Oryon Members and Oryon note holders of the Merger agreement and the Merger. Upon Closing, Oryon shall become a wholly-owned subsidiary of the Company.

In addition, in accordance with the terms of the LOI, Oryon agrees to solicit the consent of its Series C note holders to a modification of Oryon’s Series C promissory notes (“Series C Notes”) to provide that the Series C note holders may elect to convert the Series C Notes into shares of common stock of the Company, and that upon receipt by Oryon of $2,000,000 of proceeds from the Financing (as defined below), all of the Series C Notes will automatically be converted into shares of common stock of the Company.  Such agreement would provide that the number of shares of common stock of the Company issuable upon conversion of the Series C Notes will be calculated as eight (8) shares times $1.00 divided by the applicable conversion price of the applicable Series C Note. Oryon also agrees to solicit holders of outstanding warrants and options issued by Oryon to agree to amend their warrants and options to provide that at the Closing, each outstanding warrant and option to purchase units of Oryon shall be exchanged for the right to receive a warrant to purchase eight (8) shares of common stock and an option to purchase eight (8) shares of common stock of the Company, respectively.

Further, Oryon Members and Series C note holders will have the right to receive contingent shares of common stock of the Company in the event less than $2,000,000 is received by the Company under the Financing during the period commencing on the Closing and ending nine (9) months after the Closing.

At Closing, it is anticipated that the Oryon Members shall own approximately 52% of the Company’s issued and outstanding common stock, assuming none of the Series C Notes are converted.

The foregoing description is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Promissory Note

The LOI is binding and effective upon the date the Company makes an advance of $100,000 (the “Advance”) to Oryon pursuant to the terms of a promissory note (the “Note”).  On October 24, 2011, Oryon issued the Note to the Company.  In the event the Closing does not occur, the principal amount of the Advance together with accrued interest at the rate of five percent (5%) per annum shall become due and payable upon the earlier of (i) receipt by Oryon of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of Oryon.  If the Closing occurs, the Note shall be cancelled.

The foregoing description is qualified in its entirety by reference to the Note filed as Exhibit 10.2 attached hereto and incorporated herein by reference.

Financing Agreement

On October 24, 2011, the Company entered into a financing agreement (the “Financing Agreement”) with Maxum Overseas Fund (“Maxum”), under which Maxum agrees to: (i) purchase $100,000 of common stock of the Company at a price of $0.50 per share; and (ii) either purchase an additional up to $1,900,000 of common stock of the Company at a price of $0.50 per share or assist the Company in securing all or a portion of such $1,900,000 investment from alternate sources. Under the terms of the Financing Agreement, for each dollar invested, the investor(s) making such investment will be issued two (2) shares of common stock of the Company and a warrant to purchase two (2) shares of common stock of the Company with an exercise price of $0.75 per share and a term of five (5) years.

The foregoing description is qualified in its entirety by reference to the Financing Agreement filed as Exhibit 10.3 attached hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On October 24, 2011, the Company sold 200,000 shares of its common stock at $0.50 per share for aggregate proceeds of $100,000 in connection with the Financing Agreement (the “Financing Shares”) referenced under Item 1.01 above.  The proceeds from the issuance of the Financing Shares shall be used to fund the Advance.

The Financing Shares were issued in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.1	Letter of Intent by and between Eaglecrest Resources, Inc. and OryonTechnologies, LLC, dated October 24, 2011.
10.2	Promissory Note by and between Eaglecrest Resources, Inc. and OryonTechnologies, LLC, dated October 24, 2011.
10.3	Financing Agreement by and between Eaglecrest Resources, Inc. and Maxum Overseas Fund, dated October 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011	EAGLECREST RESOURCES, INC.

	By:	/s/ Crystal Coranes
Crystal Coranes
Chief Executive Officer